Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
OUI Global

We hereby consent to the inclusion in the foregoing Registration Statement of OUI Global and Subsidiaries (the “Company”) on the Form F-1 of our report dated September 13,2023, relating to our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

September 28, 2023